UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2013

Corporate Capital Trust, Inc.

(Exact name of registrant as specified in its charter)

Commission file number: 814-00827

Maryland	27-2857503
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CNL Center at City Commons 450 South Orange Avenue Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 745-3797

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Control Agreement

As previously reported, on November 15, 2012, Halifax Funding LLC (“Halifax Funding”), a wholly-owned, special purpose financing subsidiary of Corporate Capital Trust, Inc. (“we,” “us” or “our”), entered into a total return swap arrangement (“TRS”) with The Bank of Nova Scotia (“BNS”). The collateral required to be posted under the TRS was held in the custody of The Bank of Nova Scotia Trust Company of New York, as custodian (“BNS Trust”), pursuant to a custodial agreement (the “BNS Custodian Agreement”) among us, Halifax Funding, BNS, and BNS Trust. Effective July 22, 2013, BNS Trust resigned as custodian in connection with the TRS, and the BNS Custodian Agreement was terminated without any early termination penalties incurred by us or Halifax Funding. The resignation of BNS Trust was made in connection with broader decision by BNS to discontinue its custody business operations in the United States.

In connection with the termination of the BNS Custodian Agreement, Halifax Funding and BNS entered into a Control Agreement dated as of July 22, 2013 (the “Control Agreement”) with State Street Bank and Trust Company, as custodian (the “Custodian”). Pursuant to an amendment to the TRS, the Custodian succeeds BNS Trust as the custodian in connection with the TRS. Under the terms and conditions of the Control Agreement, which are in all material respects substantially the same as those of the BNS Custodian Agreement, the Custodian will maintain and perform certain custodial services with respect to the collateral under the TRS and the obligations of the Custodian will continue until BNS has notified the Custodian in writing that all obligations of Halifax Funding under the TRS have been satisfied or the Control Agreement is terminated pursuant to its terms.

Amendment to TRS Agreements

As previously reported, the TRS consists of a set of agreements, including (i) an ISDA 2002 Master Agreement, together with the Schedule thereto and Credit Support Annex to such Schedule, by and between Halifax Funding and BNS, and (ii) a Confirmation Letter Agreement by and between Halifax Funding and BNS, each dated as of November 15, 2012 (collectively, the “TRS Agreements”). On July 22 2013, we, Halifax Funding, BNS and BNS Trust entered into an Amending Agreement (the “Amending Agreement”), which effected the following amendments to the TRS Agreements:

•	The Amending Agreement establishes a new defined term, namely, a “Credit Rating Decline Event,” which encompasses certain specified downgrades of BNS’s credit rating by Standard & Poor’s Rating Services or Moody’s Investors Services, Inc. The Amending Agreement further provides that if, at any time following the occurrence of a Credit Rating Decline Event, Halifax Funding were to elect to terminate the TRS, then Halifax Funding would not be obligated to make certain otherwise required make-whole payments to BNS (provided that the Credit Rating Decline Event is continuing at the time of such election).
•	The Amending Agreement implements certain revisions to the TRS Agreements to reflect (i) the termination of the BNS Custodian Agreement, (ii) the entry into the Control Agreement by the parties thereto, and (iii) the related resignation of BNS Trust, and succession of the Custodian, as custodian in connection with the TRS.
•	The Amending Agreement amends the TRS Agreement to (i) include specified U.S.-dollar-denominated, negotiable, certificated, certificates of deposit within the definition of “Eligible Collateral,” at a 100% Valuation Percentage (as defined in the TRS Agreements) if issued by BNS, or a 95% Valuation Percentage if not issued by BNS, and (ii) effect certain associated conforming changes to the TRS Agreements. Prior to the Amending Agreement, cash was the only Eligible Collateral.

The foregoing summary descriptions of the Control Agreement and the Amending Agreement are summaries only and are qualified in all respects by the provisions of such agreements, copies of which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The description of the termination of the BNS Custodian Agreement contained in the first paragraph under Item 1.01 above is incorporated by reference into this Item 1.02.

Item 9.01. Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	Control Agreement dated as of July 22, 2013 by and among Halifax Funding LLC, The Bank of Nova Scotia, and State Street Bank and Trust Company
10.2	Amending Agreement dated as of July 22, 2013 by and among Corporate Capital Trust, Inc., Halifax Funding LLC, The Bank of Nova Scotia, and The Bank of Nova Scotia Trust Company of New York

Forward-Looking Statements

Certain statements in this report are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, actual results could differ materially from those set forth in the forward-looking statements. Given these uncertainties, we caution investors and potential investors not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORPORATE CAPITAL TRUST, INC.

Dated: July 26, 2013	By:	/s/Paul S. Saint-Pierre
	Name:	Paul S. Saint-Pierre
	Title:	Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	Control Agreement dated as of July 22, 2013 by and among Halifax Funding LLC, The Bank of Nova Scotia, and State Street Bank and Trust Company
10.2	Amending Agreement dated as of July 22, 2013 by and among Corporate Capital Trust, Inc., Halifax Funding LLC, The Bank of Nova Scotia, and The Bank of Nova Scotia Trust Company of New York